SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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                                                 Only (as permitted by Rule 14a-6(e)(2))
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[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

SEVERN BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Severn Bancorp, Inc.

200 Westgate Circle, Suite 200, Annapolis, Maryland 21401

March 21, 2007

To the Shareholders of Severn Bancorp, Inc.:

You are cordially invited to attend the Annual Meeting of shareholders of Severn Bancorp, Inc. to be held on Wednesday, April 25, 2007, at 7:30 p.m. Eastern Time, at The Doubletree Hotel, 210 Holiday Court, Annapolis, MD 21401.

At the Annual Meeting, you will be asked to elect three directors, each to serve for a three-year term, ratify the appointment of Beard Miller Company LLP as independent auditor of Severn Bancorp, Inc., and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors unanimously recommends that you vote FOR the election of all three of the Board's nominees for election as directors and FOR the ratification of Beard Miller Company LLP as independent auditor for Severn Bancorp, Inc. We encourage you to read the accompanying Proxy Statement, which provides information about Severn Bancorp, Inc. and the matters to be considered at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope. Any proxy given may be revoked by you in writing or in person at any time prior to its exercise.

Sincerely,

/s/

Alan J. Hyatt
Chairman, President and
   Chief Executive Officer

SEVERN BANCORP, INC.
200 Westgate Circle, Suite 200
Annapolis, Maryland 21401
(410) 260-2000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
April 25, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Severn Bancorp, Inc. will be held at The Doubletree Hotel, 210 Holiday Court, Annapolis, Maryland 21401 on Wednesday, April 25, 2007, at 7:30 p.m., Eastern Time, and at any adjournments thereof, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

        1. To elect Melvin Hyatt, S. Scott Kirkley, and Albert W. Shields to serve as directors for a three-year term;

        2. To ratify the appointment of Beard Miller Company LLP as independent auditor for Severn Bancorp, Inc. for the year ending December 31, 2007; and

        3. To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments of the meeting.

    Except for procedural matters, the Board of Directors is not aware of any other matters that may come before the Annual Meeting and any adjournments of the meeting.

    Shareholders of record at the close of business on March 9, 2007 are entitled to notice of and to vote at the Annual Meeting and at any adjournments of the meeting.

By Order of the Board of Directors

      /s/
S. Scott Kirkley
Secretary
Annapolis, Maryland
March 21, 2007

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

PROXY STATEMENT
FOR
SEVERN BANCORP, INC.
200 WESTGATE CIRCLE, SUITE 200
ANNAPOLIS, MARYLAND 21401
(410) 260-2000

This proxy statement contains information about the annual meeting of shareholders of Severn Bancorp, Inc. to be held on Wednesday, April 25, 2007, at 7:30 p.m. Eastern Time at The Doubletree Hotel, 210 Holiday Court, Annapolis, Maryland 21401, and at any postponements or adjournments of the meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this Proxy Statement and the enclosed proxy card because you were a shareholder of Severn Bancorp, Inc. (the “Company”) on March 9, 2007, the record date for the Annual Meeting. Our Board of Directors chose this day as the record date for shareholders entitled to vote at the Annual Meeting of Shareholders. The Board of Directors is soliciting your proxy to be voted at the Annual Meeting of Shareholders.

This Proxy Statement summarizes the information you need to know to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We began sending this Proxy Statement, Notice of Annual Meeting and the enclosed proxy card on or about March 21, 2007 to all shareholders entitled to vote. On March 9, 2007, the record date for the Annual Meeting, there were 9,150,850 shares of our common stock issued and outstanding. The common stock is our only class of stock outstanding. Our Annual Report/Form 10-K for the fiscal year ended December 31, 2006 accompanies this Proxy Statement. The Annual Report/Form 10-K is not to be deemed a part of the material for the solicitation of proxies.

How do I vote by proxy?

You vote your proxy by completing the enclosed proxy card in accordance with its instructions, signing and dating the proxy card and returning it in the postage-paid envelope. You may also just sign and date your proxy card and return it. Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

• "FOR" the election of all three nominees for director, and

• "FOR" ratification of the appointment of Beard Miller Company LLP as independent auditor for the year ending December 31, 2007.

In addition, the proxy card confers authority on the proxy named in the proxy card to vote with respect to:

1.	The election of any person as a director should the nominee be unable to serve or, for good cause, will not serve;

2.	Other proposals for which management did not have notice by February 6, 2007; and

3.	Matters incidental to the conduct of the meeting.

On these other matters, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. At the time this Proxy Statement was mailed, we knew of no matters that needed to be acted upon at the meeting, other than those discussed in this Proxy Statement.

How many votes do I have?

The number of votes you have is dependent on the number of shares of common stock you own. Each share of common stock entitles you to one vote. The proxy card indicates the number of shares of common stock that you own.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if you file with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. You may also revoke the proxy if you attend the meeting in person and so request. Attendance at the meeting will not by itself revoke a previously granted proxy.

How do I vote in person?

If you plan to attend the meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring a proxy card and letter from the nominee authorizing you to vote the shares and indicating that you were the beneficial owner of the shares on March 9, 2007, the record date for voting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Proxies that are marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

What vote is required for each proposal?

The three nominees for director who receive the most votes at the meeting will be elected. If you do not vote for a particular nominee or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

In order to ratify the selection of the independent auditor, the auditor must receive the affirmative vote of a majority of the votes cast at the meeting. As a result, if you "abstain" from voting, it will have no effect on the results of the vote.

In order to approve any other matters that may properly come before the meeting, generally, a majority of those votes cast by stockholders will be sufficient to approve on the matter. However, there may be occasions where a greater vote is required by law, or by our Articles of Incorporation or Bylaws.

Who will bear the costs of solicitation of proxies?

We will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.

STOCK OWNERSHIP

Who are the largest owners of Severn Bancorp’s common stock?

Persons and groups owning in excess of 5% of the common stock are required to file reports with the Securities and Exchange Commission regarding their ownership pursuant to the Securities Exchange Act of 1934. Except as set forth in the following tables, we know of no person or entity, including any group of persons, who or which is the beneficial owner of more than 5% of the outstanding shares of common stock on the record date. "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. So, for example, you beneficially own common stock not only if you hold it directly, but also if you hold it indirectly or, through a relationship, contract, or understanding, have, or share, the power to vote the stock or to sell it, or you have the right to acquire it within 60 days of the record date.

How much stock do Severn Bancorp’s directors and officers own?

The following table shows the beneficial ownership of the Company's common stock as of March 9, 2007 by (i) each director and nominee for director; (ii) our President and Chief Executive Officer, Chief Financial Officer, and our other most highly compensated executive officers in 2006; and (iii) by all directors and executive officers as a group.

The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, include securities as to which the person has or shares voting or investment power. Shares of Common Stock which a person has the right to acquire within 60 days after March 9, 2007, the record date, are deemed outstanding for computing the share ownership and percentage ownership of the person having such right, but are not deemed outstanding for computing the percentage of any other person. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

Name of Individual	Amount and Nature of Beneficial Ownership	Percent of Class
Nominees for Director:
Melvin Hyatt	179,546[1]	1.96%
S. Scott Kirkley	385,710[2]	4.21%
Albert W. Shields	71,497[3]	0.78%
Directors Continuing in Office:
Louis DiPasquale, Jr.	207,988[4]	2.27%
Alan J. Hyatt	1,438,962[5]	15.72%
Melvin E. Meekins, Jr.	532,680[6]	5.82%
Ronald P. Pennington	127,270[7]	1.39%
T. Theodore Schultz	56,170[8]	0.61%
Keith Stock	116,260[9]	1.25%
Other Executive Officer:
Thomas G. Bevivino	3,936[10]	0.04%
All directors and executive officers as a group (10 persons)	3,120,019[11]	34.01%

1 141,596 of such shares are owned by Mr. Melvin Hyatt. 36,300 of such shares are owned by Mr. Melvin Hyatt and his wife. 1,650 of such shares relate to exercisable options granted to Mr. Melvin Hyatt. Mr. Melvin Hyatt is the uncle of Alan J. Hyatt.

2 20,317 of such shares are owned by Mr. Kirkley. 288,585 of such shares are owned by Mr. Kirkley and his wife. 73,508 of such shares are allocated to Mr. Kirkley as a participant in the Company’s Employee Stock Ownership Plan (“ESOP”). 3,300 of such shares relate to exercisable options granted to Mr. Kirkley.

31,650 of such shares relate to exercisable options granted to Mr. Shields.

4 71,302 of such shares are owned by Mr. DiPasquale. 135,036 of such shares are owned by Mr. DiPasquale for the benefit of his children. 1,650 of such shares relate to exercisable options granted to Mr. DiPasquale.

5 76,670 of such shares are owned by Mr. Alan Hyatt. 1,225,059 of such shares are owned by Mr. Alan Hyatt and his wife, Sharon G. Hyatt. Mr. Alan Hyatt controls 21,120 shares as custodian for his children. 105,778 of such shares are allocated to Mr. Alan Hyatt as a participant in the Company’s ESOP. 3,300 of such shares relate to exercisable options granted to Mr. Alan Hyatt. 7,035 of such shares are owned by Mrs. Sharon Hyatt.

6 98,555 of such shares are owned by Mr. Meekins. 320,900 of such shares are owned by Mr. Meekins and his wife. 109,925 of such shares are allocated to Mr. Meekins as a participant in the Company’s ESOP. 3,300 of such shares relate to exercisable options granted to Mr. Meekins.

7 125,620 of such shares are owned by Mr. Pennington and his wife. 1,650 of such shares relate to exercisable options granted to Mr. Pennington.

8 38,020 of such shares are owned by Mr. Schultz. 16,500 of such shares are owned by Mr. Schultz and his wife. 1,650 of such shares relate to exercisable options granted to Mr. Schultz.

9 48,610 of such shares are owned by Mr. Stock. 66,000 shares are held by First Financial Partners, Inc., a private investment company of which Mr. Stock serves as Chairman. 1,650 of such shares relate to exercisable options granted to Mr. Stock.

10 176 of such shares are held by Mr. Bevivino and his wife. 460 of such shares are allocated to Mr. Bevivino as a participant in the Company’s ESOP. 3,300 of such shares relate to exercisable options granted to Mr. Bevivino.

11 Includes a total of 289,671 shares of stock allocated to the executive officers as participants in the Company’s ESOP and a total of 23,100 shares relating to options granted to directors and executive officers of the Company.

PRINCIPAL SHAREHOLDERS

The following table presents information regarding the beneficial ownership of Common Stock as of March 9, 2007 by each person known to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Alan J. Hyatt[12]	1,438,962	15.72%
Sharon G. Hyatt 200 Westgate Circle, Suite 200
Annapolis, Maryland 21401

Louis Hyatt [13]	950,867	10.39%
200 Westgate Circle, Suite 200
Annapolis, Maryland 21401

Melvin E. Meekins, Jr. [14]	532,680	5.82%
200 Westgate Circle, Suite 200
Annapolis, Maryland 21401

12 76,670 of such shares are owned by Mr. Alan Hyatt. 1,225,059 of such shares are owned by Mr. Alan Hyatt and his wife, Sharon G. Hyatt. Mr. Alan Hyatt controls 21,120 shares as custodian for his children. 105,778 of such shares are allocated to Mr. Alan Hyatt as a participant in the Company’s (‘ESOP’). 3,300 of such shares relate to exercisable options granted to Mr. Alan Hyatt. 7,035 of such shares are owned by Mrs. Sharon Hyatt.

13 901,362 of such shares are owned by Mr. Louis Hyatt. 47,718 of such shares are owned by Mr. Louis Hyatt and his wife. 1,787 of such shares are allocated to Mr. Louis Hyatt as a participant in the Company’s ESOP. Louis Hyatt is the father of Alan J. Hyatt.

14 98,555 of such shares are owned by Mr. Meekins. 320,900 of such shares are owned by Mr. Meekins and his wife. 109,925 of such shares are allocated to Mr. Meekins as a participant in the Company’s ESOP. 3,300 of such shares relate to exercisable options granted to Mr. Meekins.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1:  Election of Directors

General.  Our Board of Directors consists of nine members divided into three classes as nearly equal in number as possible. The members of each class are elected for a term of three years and until their successors are elected and qualified. One class is elected annually. We have nominated three directors for election at the annual meeting, which is the number of directorships fixed for the election of directors.

We have nominated the persons named below, all of whom are present members of the Board of Directors of the Company, for election to serve until the 2010 annual meeting of shareholders:

Name of Individual	Age[15]	Principal Occupation for Last Five Years

Melvin Hyatt	74
Melvin Hyatt has been a director of the Company since its inception and a director of Severn Savings Bank, FSB (the “Bank”) since 1978. He is a retired restaurant owner and was formerly employed by the Housing Authority of the City of Annapolis, Maryland. Mr. Hyatt is the uncle of Alan J. Hyatt and the brother of Louis Hyatt.

S. Scott Kirkley	54

S. Scott Kirkley has been a director and Secretary/Treasurer of the Bank since 1980, Senior Vice President from 1989 to 2006, and now serves as Executive Vice President. He has served in the same capacities for the Company since 1990. Mr. Kirkley has been employed by the Bank on a full-time basis since 1987 and has primary responsibility for the Bank’s residential loan operations.

Albert W. Shields	62

Albert W. Shields was elected as a director of the Company and the Bank in December 2003. He is presently the Vice President of Sales for the Northeast Region of HD Builder Solutions Group. He was the Chief Executive Officer of Floors, Inc. from 1986 until 2002 when the company was sold to The Home Depot. Mr. Shields has been involved in the real estate and development market, and the building supply industry for the past 35 years.

Directors Continuing in Office.  The directors continuing in office whose terms will expire at the 2008 annual meeting of shareholders are:

Name of Individual	Age[15]	Principal Occupation for Last Five Years

Ronald P. Pennington	67
Ronald P. Pennington has been a director of the Company since its inception and a director of the Bank since 1980. Mr. Pennington has owned and operated an independent tool distributorship since 1985, and now is a retired investor.

T. Theodore Schultz	67

T. Theodore Schultz has been a director of the Company since its inception and a director of the Bank since 1986. Mr. Schultz is self-employed and owns Schultz and Company, Inc. He is an enrolled agent, accredited tax advisor with an accounting and tax practice in the Annapolis, Maryland area since 1971.

15 As of December 31, 2006

Directors Continuing in Office.  The directors continuing in office whose terms will expire at the 2009 annual meeting of shareholders are:

Name of Individual	Age[15]	Principal Occupation for Last Five Years
Alan J. Hyatt	52
Alan J. Hyatt has been Chairman of the Board and President of the Bank since 1982, having previously served as an officer and director since 1978. He has also served as the Chairman of the Board and President of the Company since 1990. Mr. Hyatt has been a partner in the law firm of Hyatt & Weber, P.A., in Annapolis, Maryland since 1978, and is a real estate broker with Arundel Realty Services, LLC, also in Annapolis, Maryland. Mr. Hyatt spends approximately 50% of his professional time on the affairs of the Bank and the Company and the balance on his law practice.

Melvin E. Meekins, Jr.	65

Melvin E. Meekins, Jr. joined the Bank as a director and Executive Vice President in April 1983, and he serves in the same capacity for the Company. Mr. Meekins is the Bank’s Principal Operating Officer. Mr. Meekins has been employed in the savings and loan industry since 1962.

Louis DiPasquale, Jr.	84

Louis DiPasquale, Jr. has been a director since the inception of the Company and the Bank in 1946. Mr. DiPasquale has been the owner/operator of the Motel Carlton in Baltimore, Maryland since 1964. Mr. DiPasquale served as Secretary/Treasurer of the Bank from 1964 to 1978.

Keith Stock	54

Keith Stock served as a Director of the Bank and the Company from April 1990 to December 1993, and was re-elected in 2003.  Mr. Stock has served as President of MasterCard Advisors, LLC, a MasterCard International business since 2004. Previously he served in management positions with consulting firms CapGemini Ernst & Young, AT Kearney and McKinsey & Co., as well as Chairman and Chief Executive Officer of First Financial Investors, Inc. and its bank holding company, St. Louis Bank, FSB.

15 As of December 31, 2006

The Board of Directors and Committees.  Our Board of Directors generally meets on a monthly basis, or as needed. During the year ended December 31, 2006, our Board of Directors met twelve times. No director attended fewer than 75% in the aggregate of (a) the total number of board meetings held while the director was a member during the year ended December 31, 2006 and (b) the total number of meetings held by committees on which the director served during the year ended December 31, 2006.

It is the policy of the Board of Directors to encourage directors to attend each annual meeting of shareholders. Such attendance allows for direct interaction between shareholders and members of the Board of Directors. All the directors except Mr. Schultz attended the 2006 Annual Meeting of Shareholders.

Director Independence. The Board of Directors examines the independence of our directors on an annual basis in both fact and appearance to promote arms-length oversight. Based upon the definition of an “independent director” under Rule 4200 of the Nasdaq marketplace Rules, the Board of Directors has determined that the Company has a majority of “independent” directors that comprise its Board as required by the corporate governance rules of Nasdaq. Independent directors as of December 31, 2006 consisted of: Louis DiPasquale, Jr., Melvin Hyatt, Ronald Pennington, T. Theodore Schultz, Albert W. Shields and Keith Stock. The Board believes that these directors are independent because they are not executive officers or employees of the Company and otherwise satisfy all of the Nasdaq independence requirements and, in the opinion of the Board of Directors, are not individuals having a relationship which will interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining independence, the Board considered that Mr. Melvin Hyatt is the uncle of Alan J. Hyatt, and the brother of Louis Hyatt; however, the Board concluded that Mr. Melvin Hyatt was independent because he abstains from voting on matters involving Alan J. Hyatt or Louis Hyatt.

Corporate Governance Committee

On March 16, 2004, the Board of Directors adopted a Corporate Governance Committee Charter. The Company’s Corporate Governance Committee is comprised of at least three members, each appointed by the Board of Directors, and is responsible for developing a set of corporate governance policies for the Company. The Bank’s Corporate Governance Committee consists of Louis DiPasquale, Jr.; Ronald Pennington; T. Theodore Schultz; Albert W. Shields; and Keith Stock. The Corporate Governance Committee met one time in 2006. Beginning in 2007, the committee, in addition to setting corporate governance policies of the Company, will be responsible for establishing criteria for selecting new directors, and identifying, screening and recruiting new directors. In addition, the committee will select members for the various Board of Director committees, determine director and committee member compensation and consider the establishment of a process for shareholders to submit recommendations of director candidates and to communicate with the Board.

Nominating Committee

The Company’s nominating committee consists of the full Board of Directors, however, only the independent directors may vote on nominations. A director is “independent” as defined under Rule 4200 of the Nasdaq Marketplace Rules. The Board has determined that the following directors are independent: Louis DiPasquale, Jr.; Melvin Hyatt; Ronald Pennington; T. Theodore Schultz; Albert W. Shields; and Keith Stock. While the nominating committee will consider nominees recommended by shareholders, it has not actively solicited recommendations from shareholders for nominees nor established any procedures for this purpose, other than the procedures contained in the Bylaws concerning nominations of candidates by shareholders. The Company’s Bylaws provide that if a shareholder wishes to submit nominations for directors, it should be done in writing and sent to the Secretary of the Company at least 60 days prior to the Annual Meeting of Shareholders. The Governance Committee intends to consider whether policies and procedures for shareholder nominations are necessary beyond those set forth in the Bylaws. Our Board in its capacity as the nominating committee met one time during 2006. This year’s nominees were selected by the full Board and approved by the independent directors after evaluating each nominee’s general business acumen, the nominee’s knowledge of the Company and its business activities. In addition to the aforementioned criteria, the Board considers the investment in the Company made by the nominee as demonstrated by the number of shares owned by each such nominee. The Board’s process for identifying and evaluating director nominees relates to the general business acumen and knowledge of the Company and its business activities. Board membership longevity is also evaluated when considering the nomination of current Board members. There was no third party paid to identify or assist in finding candidates for the Board of Directors.

Compensation Committee

The Company has no compensation committee because the Company has no employees. The executive officers of the Company are employed and paid by the Bank. The Bank has a compensation committee. The primary functions of the Compensation Committee are to review and refine the Bank’s executive compensation philosophy and guiding principles to reflect the Company’s mission, values and long-term strategic objectives and to adopt and administer the Company’s executive compensation programs in a manner that furthers the Company’s strategic goals and serves the interests of our shareholders. The role of the Compensation Committee is described in greater detail under the section entitled “Compensation Discussion and Analysis”. The Bank’s Compensation Committee consists of: Louis DiPasquale, Jr.; Melvin Hyatt; Ronald Pennington; T. Theodore Schultz; Albert W. Shields; and Keith Stock. Each of the members of the Bank’s Compensation Committee is independent under the rules of the Nasdaq Stock Market. The Compensation Committee met one time in 2006.

Scope of Authority of the Compensation Committee. The scope of the Compensation Committee’s authority and responsibilities is set forth in its charter, a copy of which is attached as Appendix A to this proxy statement. The chairperson, in consultation with other members of the Committee sets the agenda of each meeting. As provided under the Committee’s charter, the Committee may delegate its authority to special subcommittees as the Committee deems appropriate, consistent with the applicable law and Nasdaq listing standards.

The Role of Management in Determining or Recommending Executive Compensation. As part of the review process, each executive provides input into the performance of the Company and the performance of each executive officer, including himself. However, no executive officer participates in the Committee’s deliberations or decisions.

Role of Compensation Consultants in Determining or Recommending Executive Compensation. Under its charter, the Compensation Committee has authority to retain, at the Company’s expense, such counsel, consultants, experts and other professionals as it deems necessary. To date, the Committee has not relied on compensation consultants. Instead, the Committee performs an informal survey of area companies and banks and reviews the compensation practices of the surveyed companies.

Audit Committee

T. Theodore Schultz, Chairman, Ronald Pennington, Keith Stock and Albert W. Shields serve as the Company’s Audit Committee. As of the date of this Proxy Statement, each of the Audit Committee members is an “independent director” under the rules of the Nasdaq Stock Market and the applicable SEC rules. The Audit Committee’s responsibilities are described in a written charter that was adopted by the Board of Directors of the Company, a copy of which is attached as Appendix B to our proxy statement. The Board has determined that Keith Stock is the Audit Committee’s “financial expert,” as such term is defined by applicable federal securities laws. The Audit Committee met four times in 2006.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for the fiscal year ended December 31, 2006 with the Company's management. The Audit Committee has discussed with Beard Miller Company LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Beard Miller Company LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Beard Miller Company LLP the independence of Beard Miller Company LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to the Company’s Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2006 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee Members:

T. Theodore Schultz, Chairman
Ronald Pennington
Albert W. Shields
Keith Stock

Recommendation: The Board recommends a vote “FOR” all three nominees for director.

Proposal 2:  Ratification of appointment of independent auditor.

General

We have appointed Beard Miller Company LLP as independent auditor for the year ending December 31, 2007. If you do not ratify the selection of the independent auditor, the Audit Committee and the Board will reconsider the appointment. However, even if you ratify the selection, the Board may still appoint a new independent auditor at any time during the year if it believes that a change would be in the best interests of the Company and its shareholders.

Relationship with Independent Auditors

Beard Miller Company LLP, who performed audit services for us in 2006, including an audit of the consolidated financial statements and services related to filings with the Securities and Exchange Commission, has served as our accountants since 2003. Beard Miller Company LLP performed all of its services in 2006 at customary rates and terms. Representatives of Beard Miller Company LLP will be present at the meeting, will be available to respond to your appropriate questions and will be able to make such statements as they desire.

Audit Fees. The aggregate fees billed by Beard Miller Company LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2006 and December 31, 2005 and the review of the financial statements included in the Company’s Forms 10-Q for fiscal years 2006 and 2005 totaled $163,095 and $94,406, respectively.

Audit-Related Fees. There were no fees billed by Beard Miller Company LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements for the fiscal years ended December 31, 2006 and December 31, 2005 and that are not disclosed in the paragraph captioned “Audit Fees” above.

Tax Fees. The aggregate fees billed by Beard Miller Company LLP for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2006 and December 31, 2005 were $17,750 and $13,651, respectively.

All Other Fees. There were no fees billed by Beard Miller Company LLP for products and services, other than the services described in the paragraphs “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” above for the fiscal years ended December 31, 2006 and December 31, 2005.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

Among its other duties, the Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of the independent auditor. Pursuant to its pre-approval policies and procedures, the Audit Committee approved the foregoing audit and permissible non-audit services provided by Beard Miller Company LLP in fiscal 2006.

The Audit Committee reviews summaries of the services provided by Beard Miller Company LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Beard Miller Company LLP.

Recommendation.  The Board of Directors recommends a vote "FOR" the ratification of the selection of Beard Miller Company LLP as the independent auditor for the year ending December 31, 2007.

COMPENSATION DISCUSSION AND ANALYSIS

Background

Because we do not have any employees, compensation decisions are made by the Compensation Committee of the Bank’s Board of Directors. The non-employee directors, consisting of Louis DiPasquale, Jr., Melvin Hyatt, Ronald Pennington, T. Theodore Schultz, Albert W. Shields and Keith Stock serve as members of the Compensation Committee. Melvin Hyatt, a director of the Bank, does not participate in compensation decisions relating to our Chairman, President and Chief Executive Officer Alan J. Hyatt, his nephew.

The Compensation Committee operates under a written charter adopted by the Board of Directors. The responsibilities of the Committee include:

•	To adopt, review and refine an executive compensation philosophy and guiding principles that reflect the Company’s mission, values and long-term strategic objectives;
•	To administer the Company’s executive compensation programs in a manner that furthers the Company’s strategic goals and serves the interests of our shareholders;
•	To evaluate and determine the total compensation levels of the chief executive officer and other executive officers;
•	To make recommendations regarding stock option grants; and
•	To recommend to the Board the compensation arrangements with non-employee directors.

Objectives of Our Compensation Program

The primary objectives of the Compensation Committee with respect to executive compensation are:

•	To attract and retain the best possible executive talent;
•	To tie annual and long-term cash and stock incentives to achievement of corporate and individual performance objectives; and
•	To align executives' incentives with stockholder value creation.

To achieve these objectives, the Compensation Committee has implemented and maintains compensation plans that tie a substantial portion of executives' overall compensation to the financial performance of the Company. Overall, the total compensation opportunity is intended to create an executive compensation program that is set at the median competitive levels of comparable public savings and loan companies and when our performance is at a commensurate median competitive level.

The Bank’s executive officers have no employment contracts. Annually, the Bank’s Compensation Committee evaluates profiles of comparable financial institutions to assure that the compensation to its executive officers is comparable to its peer group. Other factors used by the Compensation Committee in determining compensation for its executive officers include an assessment of the overall financial condition of the Bank, including an analysis of the Bank’s asset quality, interest rate risk exposure, capital position, net income and consistency of earnings. The Bank’s return on average assets and return on equity are considered and compared to its peer group. In addition, the Compensation Committee interviews each executive officer individually and collectively to evaluate performance of the company and the individual executive officers. This input is used to determine the total compensation package for each executive officer, and the allocation between the different components within the compensation package. The complexity of the activities of the executive officers are considered, and intangible items are considered such as the reputation and general standing of the Bank within the community and the likelihood of continuing successful and profitable results.

Compensation Components

Compensation consists of the following components:

Base Salary.    Base salary is designed to reward the performance of our executive officers in the daily fulfillment of their responsibilities to us. Base salaries for our executives are established based on the scope of their responsibilities and historical compensation levels, taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with our compensation philosophy. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

 Annual Bonus.    Our annual bonus plan for our executives provides for a cash bonus, dependent upon the level of achievement of corporate and personal goals. The Compensation Committee approves the annual award for the Chief Executive Officer and for each other Executive Officer. The annual bonuses are designed to reward executive officers for achieving our annual corporate financial goals and for achieving individual annual performance objectives.

Long-Term Incentive Program.    We believe that long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. In connection with this, our board of directors has adopted the Severn Bancorp, Inc. Stock Option and Incentive Plan, which was ratified by our shareholders at the 1998 annual meeting. The plan is designed to advance the interest of the Company through providing our executive officers, select key employees and directors with the opportunity to acquire shares and thereby align their interest with those of our shareholders. By encouraging such stock ownership, we seek to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to our directors and key employees and to promote the success of the business. The plan provides that the exercise price must be the market value per share, defined as the average of the highest and lowest selling price of our stock on the Nasdaq Stock Market on such date, or if there were no sales on such date, then the mean between the bid and asked price on such date. Generally, such options granted become vested and exercisable, on a cumulative basis, with respect to 20% of the optioned shares upon each of the first five anniversary dates of the grant. The awarding to directors of options is not subject to vesting rules. Our Compensation Committee acts as the Stock Option Committee under the Stock Option and Incentive Plan.

Other Compensation.    Our executive officers participate in other employee benefit plans generally available to all employees, including the following:

•
The Bank maintains a 401(k) plan, and contributes, on behalf of each participating employee, a matching contribution of 50% of salary deferred by an employee up to 6% of each participant's salary. The Bank’s plan also allows a non-matching profit sharing contribution to be determined at the discretion of the Board of Directors.

•
The Company maintains an Employee Stock Ownership Plan (the "ESOP") for employees of the Bank and its subsidiaries. The ESOP provides an opportunity for the employees of the Bank to become shareholders and thus strengthen their direct interest in the success of the Bank. In addition, the ESOP assists the Bank in attracting and retaining capable personnel. As of December 31, 2006, a total of 792,356 shares of the Company’s Common Stock were owned by the ESOP, of which 782,908 shares were allocated to employees.

•
The Bank provides Messrs. Meekins and Kirkley with the use of a company owned automobile and pays or reimburses them for all insurance, maintenance, registration and fuel costs. In addition, the Bank contributes toward payment of their health insurance premiums in excess of the amounts that would otherwise be contributed.

In addition, our executive officers receive modest executive benefits, including health insurance; however, the Compensation Committee in its discretion may revise, amend or add to the officer's executive benefits if it deems it advisable. We believe these benefits are currently below median competitive levels for comparable companies. We have no current plans to make changes to the levels of benefits provided.

Determination of Executive Compensation

Traditionally, the Compensation Committee reviews our executive compensation program in November of each year, although decisions in connection with new hires and promotions are made on an as-needed basis. As part of the review process, each executive provides input into the performance of the company and the performance of each executive officer, including himself. However, no executive officer participates in the Committee’s deliberations or decisions. Each executive’s current and prior compensation is considered in setting future compensation. In addition, the Committee performs an informal survey of area companies and banks and reviews the compensation practices of the surveyed companies. To some extent, the compensation plan (base salary, bonus and stock options) is similar to the elements used by many companies; however, additional emphasis on fair treatment of all employees requires that we limit executive salaries at a level that does not prohibit us from competing for quality employees. The exact salary, annual bonus and stock option grants are chosen in an attempt to balance our competing objectives of fairness to all employees and attracting and retaining executive officers. Based on the informal survey of area companies and banks, the performance of the Company and each of the executive officers in 2006, the committee awarded a bonus to Mr. Hyatt, Mr. Meekins, and Mr. Kirkley totaling approximately 10% more than the bonus awarded to them in 2005. The Committee also awarded a bonus to Mr. Bevivino totaling approximately 67% more than the bonus awarded to him in 2005. This larger percentage increase was because the Committee concluded that in addition to meeting the criteria for determining the bonus for the other executive officers, Mr. Bevivino served as Chief Financial Officer for all of 2006, while he served in that role for only a part of 2005. In addition, the Committee determined that each executive officer would receive a base salary increase for 2007 of approximately 5%. The Committee had given Mr. Hyatt, Mr. Meekins and Mr. Bevivino a base salary increase for 2006 of approximately 6%. Mr. Kirkley received a base salary increase of approximately 8% for 2006.

Accounting and Tax Considerations

Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123R. This accounting standard requires us to record as compensation expense the grant date fair value of a stock option over the life of the option. Prior to the adoption of FAS 123R, no compensation expense was required to be recorded in connection with stock options granted at fair market value. The Stock Option Committee intends to consider the compensation expense of option grants when making future awards; however, given that, traditionally, the Compensation Committee has not made large grants of option awards to our executive officers and employees, we do not expect that the compensation expense associated with option grants will have a material adverse effect on our reported earnings.

Generally, Section 162(m) of the Internal Revenue Code of 1986, and the IRS regulations adopted under that section, which are referred to collectively as Section 162(m), denies a deduction to any publicly held corporation, such as the Company, for certain compensation exceeding $1,000,000 paid during each calendar year to each of the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain qualified performance-based compensation. Our policy is to maximize the tax deductibility of compensation paid to our most highly compensated executives under Section 162(m). For example, our Stock Option and Incentive Plan is intended to satisfy an exemption for "qualified performance-based compensation" under Section 162(m). We do not believe that Section 162(m) will have a material, adverse effect on us in 2007.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section appearing above with our management. Based on this review and these discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in this proxy statement.

Compensation Committee Members:

Louis DiPasquale, Jr.
Melvin Hyatt
Ronald Pennington
T. Theodore Schultz
Albert W. Shields
Keith Stock

The information contained in this Compensation Committee Report is not “soliciting material” and has not been “filed” with the Securities and Exchange Commission. This Compensation Committee Report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we may specifically incorporate it by reference into a future filing.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer and our other executive officers during 2006:

Summary Compensation Table for 2006

Name and Principal Position	Year	Salary (1)	Bonus (1)	Option Awards (2)	All Other Compensation (3)	Total

Alan J. Hyatt President and Chief Executive Officer	2006	$265,000	$191,000	$16,515	$11,307	$483,822

Melvin E. Meekins, Jr. Executive Vice-President	2006	$318,250	$135,300	$17,519	$34,440	$505,509

S. Scott Kirkley Executive Vice-President	2006	$225,000	$82,500	$17,519	$24,396	$349,415

Thomas G. Bevivino Executive Vice-President and Chief Financial Officer	2006	$159,000	$50,000	$17,519	$12,262	$238,781

1 Amounts reflect compensation for services rendered in 2006.

2 Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) 123R, “Share-based Payments.” See note 11 of the
 Consolidated Financial Statements in our Annual Report for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards.

3 All other compensation consisted of the following elements:

Name and Principal Position	Year	Health Care Contribution (1)	401 (k) Matching Contribution (2)	ESOP Plan (3)	Auto Expenses (4)	Total

Alan J. Hyatt President and Chief Executive Officer	2006	$-	$5,000	$6,307	$-	$11,307

Melvin E. Meekins, Jr. Executive Vice-President	2006	$5,225	$6,600	$6,307	$13,608	$34,440

S. Scott Kirkley Executive Vice-President	2006	$5,225	$6,600	$6,307	$6,264	$24,396

Thomas G. Bevivino Executive Vice-President and Chief Financial Officer	2006	$-	$6,270	$5,992	$-	$12,262

1 Amounts reflect contributions made by the Company for the executive’s health insurance premiums in excess of the amounts the Company would otherwise contribute.

2 Amounts reflect matching contributions made by the Company for the executive’s 401(k) plan.

3 Amounts reflects contributions made by the Company to the executive’s ESOP account.

4 The Company provides automobiles for the exclusive use of Mr. Meekins and Mr. Kirkley. In addition, the Company also pays or reimburses these executives for all insurance, maintenance, registration and fuel costs. Amounts shown reflect the aggregate incremental cost of such automobiles including depreciation and other costs.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to the plan based awards granted during 2006 to each of our executive officers listed in the Summary Compensation Table:

Grants of Plan-Based Awards for 2006

		All Other
		Option
		Awards:		Grant Date
		Number of	Exercise or	Fair Value
		Securities	Base Price	of Stock
		Underlying	of Option	and Option
Name and Principal Position	Grant Date	Options	Awards	Awards (1)

Alan J. Hyatt President and Chief Executive Officer	02/21/06	16,500	$18.900	$96,294

Melvin E. Meekins, Jr. Executive Vice-President	02/21/06	16,500	$17.182	$102,150

S. Scott Kirkley Executive Vice-President	02/21/06	16,500	$17.182	$102,150

Thomas G. Bevivino Executive Vice-President and Chief Financial Officer	02/21/06	16,500	$17.182	$102,150

1 Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) 123R, “Share-based Payments.” See note 12 of the Consolidated Financial Statements in our Annual Report for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards. There were no stock awards in 2006.

Narrative to Summary Compensation Table and Plan-Based Awards Table

The Company does not have employment agreements with the executive officers. Salary and bonus decisions concerning executive officers are made by the Compensation Committee as described above in “Compensation Discussion and Analysis.”

On February 21, 2006, the Compensation Committee awarded incentive stock options under our Stock Option and Incentive Plan to our executive officers. The exercise price was based on the market value per share of our common stock on the date of grant, except that as required by the Internal Revenue Code laws and regulations and the provisions of our plan relating to incentive stock options granted to persons owning more than 10% of our common stock, the option price for Mr. Hyatt was equal to 110% of the market value per share. These options will become vested and exercisable in five, equal annual installments of 20% upon each of the first five anniversaries of the date of the grant, except that the options will become immediately exercisable upon the death or permanent disability of the holder or, at the discretion of the Compensation Committee, upon a change of control of the Company. The options will expire five years from the grant date.

Outstanding Equity Awards at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers listed in the Summary Compensation Table as of December 31, 2006:

Outstanding Equity Awards at Fiscal Year End 2006

	Option Awards
Name and Principal Position	Number of Securities Underlying unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Available	Option Exercise Price	Option Expiration Date

Alan J. Hyatt President and Chief Executive Officer	-	16,500(1)	$18.900	02/21/11

Melvin E. Meekins, Jr. Executive Vice-President	-	16,500(1)	$17.182	02/21/11

S. Scott Kirkley Executive Vice-President	-	16,500(1)	$17.182	02/21/11

Thomas G. Bevivino Executive Vice-President and Chief Financial Officer	-	16,500(1)	$17.182	02/21/11

1 Options will vest in five equal annual installments of 20% upon each of the first five anniversaries of the date of grant on February 21, 2006.

Options Exercised and Stock Vested

No options were exercised by an executive officer in 2006. The Stock Option and Incentive Plan does not authorize the issuance of stock awards and the Company has no outstanding stock awards.

Potential Payments upon a Termination of Employment or Change of Change in Control

We do not have employment agreements, severance or "change in control" agreements with our executive officers.

Under our stock option and incentive plan, all outstanding stock options automatically will become exercisable upon the termination of the employment of the holder due to death or permanent disability.

In the event of a "change in control," as defined in our stock option and incentive plan, all outstanding stock options will become immediately exercisable, as determined by the Compensation Committee in its sole discretion. Our plan defines "change of control" to mean: (i) the sale of all, or a material portion, of the assets of the Company; (ii) a merger or recapitalization in the Company whereby the Company is not the surviving entity; (iii) an acquisition by which a person becomes a controlling shareholder within the meaning of federal banking regulations; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of ten percent or more of the outstanding voting securities of the Company by any person, entity, or group; provided, however, that a change in control of the Company shall not include the acquisition or disposition of securities of the Company by any person in control of the Company at the time of the adoption of the plan and shall not include any subsequent acquisition or disposition of the securities of the Company by any person owned or controlled by, or under common control with, a person in control of the Company at the time of the adoption of this Plan.

In the event of a change of control, the Committee, in their discretion, will take one or a combination of the following actions to be effective as of the date of such change in control:

•	provide that such options shall be assumed, or equivalent options shall be substituted by the acquiring or succeeding corporation, or

•
provide that the participants will receive upon the closing of the change in control transaction a cash payment for each option surrendered equal to the difference between (1) the market value of the consideration to be received for each share of our common stock in the change in control transaction times the number of shares subject to a surrendered Option and (2) the aggregate exercise price of such surrendered options.

The following table sets forth the intrinsic value of the unvested stock options held by each executive officer named in the Summary Compensation Table as of December 31, 2006 that would become vested upon termination of employment of the executive due to death or permanent disability or, assuming that the Committee so elects, the occurrence of a change in control as described above:

Name and Principal Position	Amount ($)(1)
Alan J. Hyatt President and Chief Executive Officer	$4,224

Melvin E. Meekins, Jr. Executive Vice-President	$26,928

S. Scott Kirkley Executive Vice-President	$26,928

Thomas G. Bevivino Executive Vice-President and Chief Financial Officer	$26,928

1 Calculated based on the difference between the closing price of our common stock on December 31, 2006 and the exercise price of unvested stock options as of such date, multiplied by the number of outstanding options.

In the event that the employment of an executive officers was terminated for any other reason on December 31, 2006, none of the unvested options would vest and all such options would expire.

In the event that the employment of an executive officer was terminated due to disability or death on December 31, 2006, they or their estate would be entitled to payments under disability or life insurance plans that we maintain for full-time employees.

Director Compensation

The Company does not compensate its directors. Each director of the Company is also a director of the Bank. Meetings of the directors of the Company are held immediately before or after meetings of the directors of the Bank. Non-employee directors of the Bank received $2,000 per meeting of the Board of Directors attended in 2006. In addition, each non-employee member of a committee of the Board of Directors of the Bank received a fee as follows: $300 per Compliance Committee meeting; $350 per Stock Option Committee meeting; $600 per Cash Audit Committee meeting; $800 per Compensation Committee meeting; $800 per Corporate Governance Committee meeting; and $800 per Audit Committee meeting. The Chairman of each committee received an additional $250 per meeting. A total of $167,679 was paid as directors’ fees and committee fees for the Bank in 2006.

Effective January 1, 2007, the non-employee directors are entitled to receive $2,200 per attended meeting. In addition, each committee member will receive the following: $300 per Compliance Committee meeting; $350 per Stock Option Committee meeting; $600 per Cash Audit Committee meeting; $850 per Compensation Committee meeting; $800 per Corporate Governance Committee meeting; and $850 per Audit Committee meeting. The Chairman of each committee will receive an additional $260 per meeting.

Non-employee directors are also eligible to receive stock options under our stock option and incentive plan. On February 21, 2006, each of Messrs. DiPasquale, Melvin Hyatt, Pennington, Schultz, Shields and Stock each received an option to purchase 1,650 shares of our common stock at an exercise price of $17.182 per share. The options are exercisable immediately and terminate five years from the date of grant.

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2006:

Director Compensation for 2006

Name	Year	Fees earned or paid in cash(1)	Option Awards(2)	Total

Louis DiPasquale, Jr.	2006	$24,800	$8,865	$33,665

Melvin Hyatt	2006	$25,750	$8,865	$34,615

Ronald P. Pennington	2006	$30,950	$8,865	$39,815

T. Theodore Schultz	2006	$31,200	$8,865	$40,065

Albert W. Shields	2006	$26,000	$8,865	$34,865

Keith Stock	2006	$26,650	$8,865	$35,515

1 For 2006, each non-employee director received $2,000 for each Board of Directors meeting, and fees ranging from $300 to $800 for each Board of Directors committee meeting. In addition, the chairman of the various Board of Directors committees received a fee of up to $250 per committee meeting.

2 Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payments.” See Note 12 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards. Because the options were immediately exercisable, the amounts reported in this column represent the grant date fair value of each stock option award. At December 31, 2006, the aggregate number of options awards outstanding for each director was as follows: Louis DiPasquale, Jr. 750; Melvin Hyatt 1,650; Ronald P. Pennington 1,650; T. Theodore Schultz 1,650; Albert W. Shields 1,650; Keith Stock 1,650.

Compensation Committee Interlocks and Insider Participation

No member of our Board’s Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Melvin Hyatt, a member of the compensation committee, is the brother of Louis Hyatt and the uncle of Alan J. Hyatt, each of whom engaged in certain transactions with us as described below.

Certain Transactions With Related Persons

Our Board of Directors is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions.

    Alan J. Hyatt, who is an affiliated person by virtue of his stock ownership and positions as director and President of the Company and the Bank, is a partner of the law firm of Hyatt & Weber, P.A., which serves as general counsel to the Company and the Bank. The law firm of Hyatt & Weber, P.A. received fees in the amount of $325,380 for services rendered to the Company and to the Bank and its subsidiaries for the year ended December 31, 2006. The law firm received $401,979 in fees from borrowers who obtained loans from the Bank for the year ended December 31, 2006. Additionally, that law firm received $7,872 in trustee’s commissions arising from the sale of foreclosed real estate by the Bank. Mr. Hyatt's interest in such fees and commissions is undeterminable.

    Two subsidiaries of the Bank, Homeowner’s Title and Escrow Corporation, and Hyatt Commercial leased space during 2006 at 1925 West Street on a month to month basis from 1925 West, LLC. Alan J. Hyatt is a partner of the entity that owns 1925 West, LLC. The rent paid in 2006 totaled $55,974. Homeowner’s Title and Escrow Corporation and Hyatt Commercial, Inc. moved to the Company’s new headquarters effective in 2007 and no longer lease space from 1925 West, LLC.

Louis Hyatt, a 10% shareholder and the brother of Melvin Hyatt and the father of Alan J. Hyatt is a real estate broker at Hyatt Commercial, a wholly owned subsidiary. As a real estate broker, Louis Hyatt earned $144,612 in commissions from Hyatt Commercial. In addition, Hyatt Commercial provided health insurance benefits to Louis Hyatt at a cost of $9,874.

In March 2007, the Company adopted written policies and procedures regarding approval of transactions between the Company and any employee, officer, director and certain of their family members and other related persons required to be reported under Item 404 of Regulation S-K. Under these policies, a majority of the disinterested members of the Audit Committee must approve any transaction between the Company and any related party that involve more than $10,000. If a majority of the members of the Audit Committee are interested in the proposed transaction, then the transaction must be approved by a majority of the disinterested members of the Board (excluding directors who are employees of the Company). The Chair of the Audit Committee has the delegated authority to pre-approve or ratify (as applicable) any related party transaction in which the aggregate amount involved is expected to be less than $120,000. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. After adopting this policy, the Audit Committee ratified each of the transactions described above and approved the continuation of such transactions for the current year on substantially the same term and conditions.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR INCLUSION IN PROXY STATEMENT

Any proposal that a Company shareholder wishes to have included in the Company's proxy statement and form of proxy relating to the Company's 2008 annual meeting of shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by the Company's Secretary at Severn Bancorp, Inc., 200 Westgate Circle, Suite 200, Annapolis, Maryland 21401 on or before November 21, 2008. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal that does not meet the requirements of the Securities and Exchange Commission in effect at the time, including Rule 14a-8.

In addition, shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal, submitted outside of the Rule 14a-8 process for consideration at the Company’s 2008 annual meeting of shareholders, is February 5, 2008. As with respect to any proposal which the Company does not have notice on or prior to February 5, 2008, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2008 annual meeting of shareholders to vote on such proposal.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2006 accompanies this Proxy Statement.

Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of the Company's Annual Report on Form 10--K for the year ended December 31, 2006 and the exhibits thereto required to be filed with the Commission under the Securities Exchange Act of 1934. Such written request should be directed to:

S. Scott Kirkley
Executive Vice President and Secretary
Severn Bancorp, Inc.
200 Westgate Circle, Suite 200
Annapolis, Maryland 21401

The Form 10-K is not part of the proxy solicitation materials.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, certain officers and persons who own more than 10% of its Common Stock, to file with the Securities and Exchange Commission initial reports of ownership of the Company’s equity securities and to all subsequent reports when there are changes in such ownership. Based on a review of reports submitted to the Company, the Company believes that during the fiscal year ended December 31, 2006 all Section 16(a) filing requirements applicable to the Company’s officers, directors, and more than 10% owners were complied with on a timely basis, including all required filings by the Company’s directors, officers, and more than 10% beneficial owners on Forms 3, 4, or 5, as applicable, to satisfy the reporting requirements under federal securities laws, except for the following: (1) the untimely filing of Form 4’s relating to the stock option grant on February 21, 2006 to Messrs. DiPasquale, Melvin Hyatt, Pennington, Schultz, Shields, Stock, Alan Hyatt, Meekins, Kirkley and Bevivino. The deadline to file the Form 4’s was February 25, 2006, however the Form 4’s were filed on March 21, 2006, (2) the untimely filing of a Form 4 relating to the acquisition by Keith Stock, a director of the Company, or 416 shares of Common Stock on December 16, 2006. The deadline for filing the Form 4 for that transaction was December 20, 2006, however the Form 4 was filed on February 5, 2007.

COMMUNICATIONS WITH DIRECTORS

If any shareholder wishes to communicate with a member of the Board of Directors, the shareholder may communicate in writing to 200 Westgate Circle, Suite 200, Annapolis, Maryland 21401, attention: S. Scott Kirkley, via first class mail, or by facsimile at (410) 841-6296. Shareholders may also speak with the directors who attend our annual meeting of shareholders.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Company did not receive notice by February 6, 2007 were to be presented at the meeting; (ii) approval of the minutes of a prior meeting of the shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of the proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the meeting.

By order of the Board of Directors

/s/

S. Scott Kirkley
Secretary

Annapolis, Maryland
March 21, 2007